Exhibit 99.1

Media contact:
Karla Olsen,
senior manager, media relations
Phone: 888.613.0003
FAX: 316.261.6769
karla_olsen@wr.com
Investor contact:
Bruce Burns,
director, investor relations
Phone: 785.575.8227
bruce_burns@wr.com

WESTAR ENERGY RESPONDS TO KCC RATE ORDER

TOPEKA, Kan., Dec. 28, 2005 — The Kansas Corporation Commission ordered Westar Energy’s (NYSE:WR) rates to remain nearly unchanged. Westar sought an overall increase of about $84 million. Rates will increase $24.2 million in the northern territory and decrease $21.2 million in the southern territory.

“The commission’s order, with respect to the level of our rates, is disappointing,” said James Ludwig, vice president, public affairs. “We are satisfied that the commission approved such structural changes as the fuel clause, timely recovery of investments in pollution control equipment and realistic depreciation rates.”

Management continues to evaluate the order and will discuss it in greater detail during the conference call Friday, Dec. 30 at noon central time.

Westar Energy, Inc. (NYSE: WR) is the largest electric utility in Kansas, providing electric service to about 659,000 customers in the state. Westar Energy has nearly 6,000 megawatts of electric generation capacity and operates and coordinates approximately 33,000 miles of electric distribution and transmission lines.

For more information about Westar Energy, visit us on the Internet at http://www.wr.com.

Forward-looking statements: Certain matters discussed in this news release are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like “believe,” “anticipate,” “target,” “expect,” “pro forma,” “estimate,” “intend,” “guidance” or words of similar meaning. Forward-looking statements describe future plans, objectives, expectations or goals. Although Westar Energy believes that its expectations are based on reasonable assumptions, all forward-looking statements involve risk and uncertainty. Therefore, actual results could vary materially from what we expect. Please review our Quarterly Report on Form 10-Q for the period ended Sept. 30, 2005 for important risk factors that could cause results to differ materially from those in any such forward-looking statements. Any forward-looking statement speaks only as of the date such statement was made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made except as required by applicable laws or regulations.